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                                  EXHIBIT 5.2
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                                    ART WORK

United States Securities and Exchange Commission,
Washington D.C. 20549
United States of America

                                                                18 February 1998

Our ref:  AS/990601.US1

Dear Sirs,

Airplanes Limited

     We have acted as special counsel to Airplanes Limited, a public limited liability company incorporated in Jersey (the "Company"), in connection with the issuance by the Company of certain Notes (collectively, the "Notes"). The Notes will be issued pursuant to a supplement to an indenture (the "Supplement") to be entered into between the Company, Airplanes U.S. Trust and Bankers Trust Company, as trustee (the "Trustee") and which is supplemented to an indenture (the "Indenture") entered into as of 28th March, 1996 between the same parties.

     In that connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the following: (a) the Certificate of Incorporation of the Company (under the name "Atlanta Holdings Limited") and the Certificate of Incorporation on change of name from Atlanta Holdings Limited to Airplanes Limited; (b) the Memorandum and Articles of Association of the Company; (c) the Indenture; (d) the draft form of Supplement appearing as an exhibit to Amendment No. 1 to the Registration Statement (defined below); (e) the Registration on form S-1 (Registration No. 333-43453) first filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on 30th December, 1997 in connection with the registration of the Notes and as amended through the date hereof (the "Registration Statement"); (f) the draft prospectus (the "Prospectus") appearing in the Registration Statement and (g) a specimen of each class or subclass of the Notes appearing as an exhibit to Amendment No. 1 to the Registration Statement.

     Based upon the foregoing and assuming no event occurs prior to the events referred to in (2) and (3) below of significance to the Company and its powers, we are of the opinion as follows:

          (1) the Company has been duly incorporated and is validly existing as a public limited liability company under the laws of Jersey and has full corporate power and authority to own its assets and conduct its business as described on pages 30 to 51 of the Prospectus;

          (2) when the Supplement has been duly and validly authorized, executed and delivered by the Company, Airplanes U.S. Trust and the Trustee in accordance with all relevant applicable laws, provided (i) the Supplement and the Indenture constitute the legal, valid and binding agreement and obligation of the Company under the laws of the State of New York (by which laws they are expressed to be governed); (ii) the Indenture and the Supplement are enforceable against the Company under such laws, and (iii) the directors of the Company are acting in its best interests, the Supplement and the Indenture will constitute the legal, valid and binding agreement and obligations of the Company, enforceable
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     against the Company in accordance with their terms, subject to (i)
     applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or other laws affecting creditors' rights generally or from time to time in effect; (ii) overriding principles of jurisdiction in the Jersey Court and (iii) general principles of equity; and

          (3) when the Notes have been duly authorized, executed and delivered by the Company and issued and sold by the Company as contemplated by the Registration Statement, and for so long as there are less than ten registered holders thereof, provided the Notes constitute the valid and binding obligations of the Company under the laws of the State of New York by which laws the Notes are expressed to be governed, the Notes will be legally and validly issued in Jersey and will constitute valid and binding obligations of the Company, subject to (i) applicable bankruptcy, reorganisation, insolvency, fraudulent transfer, moratorium or other laws affecting creditors' rights generally from time to time in effect and (ii) general principles of equity.

     We do not express any opinion as to any laws other than the laws of Jersey as such laws are applied by the Courts of Jersey as at the date of this letter.

     We know that we may be referred to as legal advisors who have opined upon the validity of the Notes on behalf of the Company, in the Registration Statement and in any Prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in the Registration Statement and any amendments thereto, as well as to the use of this letter as an exhibit to the Registration Statement.

                                          Yours faithfully,

                                          MOURANT DU FEU & JEUNE